EXHIBIT 10.186

                          SECOND AMENDMENT TO AGREEMENT

         THIS SECOND AMENDMENT to the Agreement (the "Amendment") is entered into as of September 30, 1999, by and between CATALINA LIGHTING, INC., a Florida corporation (the "Company") and David W. Sasnett (the "Employee").

                                    RECITALS:

         A. The Company and the Employee entered into an Agreement, dated May 7, 1998, which was subsequently amended by addendum dated March 3, 1999, and then amended and restated on June 4, 1999, and then amended on July 26, 1999, to provide for severance benefits to the Employee (collectively, the "Agreement").

         B. The Company and the Employee wish to enter into this Second Amendment in order to further amend the terms of the Agreement.

1. A new Section 10 shall be added to the Agreement to read as follows:

                  "10. CONSULTING AGREEMENT. In the event that the Executive's employment with the Company terminates for any reason within one (1) year following a Change in Control, then the Executive shall have the option, for thirty (30) days after the date of such termination of employment, to enter into a two (2) year consulting agreement (the "Consulting Agreement") with the Company, in the form attached as Exhibit A hereto, which shall take effect as of the date it is executed and delivered to the Company."

2. A new Section 11 shall be added to the Agreement to read as follows:

         "11. CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

                  (a). Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of
         Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without

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         causing any Payment to be nondeductible by the Company because of
         Section 280G of the Code. For purposes of this Section 11, present value shall be determined in accordance with Section 280G(d)(4) of the Code. For purposes of this Section 11, the terms "Payment" and "Agreement Payments" shall not include any payments required to be made to the Employee pursuant to the Consulting Agreement (as defined in Section 10 hereof), and any payments pursuant to the Consulting Agreement shall be disregarded in making any determinations, and thus shall not be subject to any reductions or cause any Payments to be reduced, pursuant to this Section 11.

                  (b) All determinations required to be made under this Section 11 shall be made by Deloitte & Touche LLP or, at the Company's option, any other nationally recognized firm of independent public accountants selected by the Employee and approved by the Company, which approval shall not be unreasonably withheld or delayed (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Employee as of the date on which the Acquisition of Control occurs or such other time as is requested by the Company. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. The Employee shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 11, provided that, if the Employee does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced and shall notify the Employee promptly of such election. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 11 shall be borne by the Company."

3. In all other respects, the Agreement shall remain unchanged by this Amendment.

         IN WITNESS WHEREOF, the Company and the Executive have caused this instrument to be executed the day and year first above written.

                                     CATALINA LIGHTING, INC., A FLORIDA
                                     CORPORATION

Dated: 10/1/99                       By: /s/ ROBERT HERSH
                                     -------------------------------------------
                                     Robert Hersh, Chairman, President and Chief
                                     Executive Officer

                                     EXECUTIVE:

                                     /s/ DAVID W. SASNETT
                                     -------------------------------------------
                                     DAVID W. SASNETT

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